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                                                                     EXHIBIT 5.1

            [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]




April 30, 1998


Newcor, Inc.ND
1825 South Woodward
Suite 240
Bloomfield Hills, Michigan 48302

Gentlemen:

This opinion relates to the registration statement on Form S-4 (the "Registration Statement") being filed today by Newcor, Inc., a Delaware corporation (the "Issuer"), and certain of its subsidiaries which are "Subsidiary Guarantors" (as defined in the Registration Statement) with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"): (a) $125,000,000 principal amount of the Issuer's 9 7/8% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes"); and (b) the Subsidiary Guarantors' guarantees of the Exchange Notes (the "Subsidiary Guarantees"). The Exchange Notes are to be issued in exchange for the Issuer's outstanding 9 7/8% Senior Subordinated Notes due 2008 (the "Notes") pursuant to the Exchange Offer described in the Registration Statement. As your counsel, we have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

1. The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Issuer, and the Subsidiary Guarantees have been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors.

2. When the Registration Statement has become effective and the Exchange Notes have been issued in exchange for the Notes pursuant to the Exchange Offer, the Exchange Notes will be legally issued and will be binding obligations of the Issuer, and the Subsidiary Guarantees will be


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            [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]

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      legally issued and will be binding obligations of the Subsidiary
      Guarantors.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,



Miller, Canfield, Paddock and Stone, P.L.C.